Exhibit 10.18
REXFORD INDUSTRIAL REALTY, INC. AND REXFORD INDUSTRIAL REALTY, L.P. TIME-BASED LTIP UNIT AGREEMENT
This LTIP Unit Agreement (this “Agreement”), dated as of ________________, (the “Grant Date”), is made by and between Rexford Industrial Realty, Inc., a Maryland corporation (the “Company”), Rexford Industrial Realty, L.P., a Maryland limited partnership (the “Partnership”) and ________________, (the “Participant”).
WHEREAS, the Company and the Partnership maintain the Amended and Restated Rexford Industrial Realty, Inc. and Rexford Industrial Realty, L.P. 2013 Incentive Award Plan (as amended from time to time, the “Plan”);
WHEREAS, the Company and the Partnership wish to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);
WHEREAS, Section 8.7 of the Plan provides for the issuance of LTIP Units to Eligible Individuals for the performance of services to or for the benefit of the Partnership in the Eligible Individual’s capacity as a partner of the Partnership; and
WHEREAS, the Administrator has determined that it would be to the advantage and in the best interest of the Company and the Partnership to issue the LTIP Units provided for herein (the “Award”) to the Participant as an inducement to enter into or remain in the service of the Company, the Partnership and/or any Subsidiary, and as an additional incentive during such service, and has advised the Company thereof.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
1.Issuance of Award. Pursuant to the Plan, in consideration of the Participant’s agreement to provide services to or for the benefit of the Partnership, the Partnership hereby (a) issues to the Participant an award of ________________ LTIP Units and (b) if not already a Partner, admits the Participant as a Partner of the Partnership on the terms and conditions set forth herein, in the Plan and in the Sixth Amended and Restated Agreement of Limited Partnership of Rexford Industrial Realty, L.P., as amended from time to time (the “Partnership Agreement”). The Partnership and the Participant acknowledge and agree that the LTIP Units are hereby issued to the Participant for the performance of services to or for the benefit of the Partnership in his or her capacity as a Partner or in anticipation of the Participant becoming a Partner. Upon receipt of the Award, the Participant shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by the Partnership Agreement. At the request of the Partnership, the Participant shall execute the Partnership Agreement or a joinder or counterpart signature page thereto. The Participant acknowledges that the Partnership may from time to time issue or cancel (or otherwise modify) LTIP Units and/or other equity interests in accordance with the terms of the Partnership Agreement. The Award shall have the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein, in the Plan and in the Partnership Agreement.
2.Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan and/or the Partnership Agreement, as applicable.

(a)“Cause” means “Cause” as defined in the Employment Agreement.
(b)“Disability” means “Disability” as defined in the Employment Agreement.
(c)“Employment Agreement” means that certain employment agreement between the Company, the Partnership and the Participant dated [____], as amended from time to time.
(d)“Good Reason” means “Good Reason” as defined in the Employment Agreement.
(e)“Qualifying Termination” means a termination of the Participant’s Employee status by reason of (i) the Participant’s death, (ii) a termination due to the Participant’s Disability, (iii) a termination by the Company or the Partnership other than for Cause, (iv) a termination by the Participant for Good Reason or (v) a Non-Renewal of the Employment Period (each, as defined in the Employment Agreement) by the Company or the Partnership in accordance with Section 4(a)(z) of the Employment Agreement (or any successor provision thereto).
(f)“Restrictions” means the exposure to forfeiture set forth in Sections 4(a) and 5(a) and the restrictions on sale or other transfer set forth in Section 3(b).
3.LTIP Units Subject to Partnership Agreement; Transfer Restrictions.
(a)The Award and the LTIP Units are subject to the terms of the Plan and the terms of the Partnership Agreement, including, without limitation, the restrictions on transfer of Units (including, without limitation, LTIP Units) set forth in Articles 11 and 16 of the Partnership Agreement. Any permitted transferee of the Award or LTIP Units shall take such Award or LTIP Units subject to the terms of the Plan, this Agreement, and the Partnership Agreement. Any such permitted transferee must, upon the request of the Partnership, agree to be bound by the Plan, the Partnership Agreement, and this Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Partnership or the Company may reasonably require. Any Transfer of the Award or LTIP Units which is not made in compliance with the Plan, the Partnership Agreement and this Agreement shall be null and void and of no effect ab initio. Notwithstanding any other provision of this Agreement, without the consent of the Administrator (which it may give or withhold in its sole discretion), the Participant shall not convert the LTIP Units into Partnership Common Units, or Transfer the LTIP Units (whether vested or unvested), including by means of a redemption of such LTIP Units by the Partnership, until the earlier of (i) the occurrence of, and in connection with, a Change of Control (or such earlier time as is necessary in order for the Participant to participate in such Change in Control transaction with respect to the LTIP Units and receive the consideration payable with respect thereto in connection with such Change in Control) and (ii) the expiration of the two-year period following the Grant Date set forth above, other than by will or the laws of descent and distribution.
(b)Without the consent of the Administrator (which it may give or withhold in its sole discretion), the Participant shall not sell, pledge, assign, hypothecate, transfer, or otherwise dispose of (collectively, “Transfer”) any unvested LTIP Units or any portion of the Award attributable to such unvested LTIP Units (or any securities into which such unvested LTIP Units are converted or exchanged), other than by will or pursuant to the laws of descent and distribution (the “Transfer Restrictions”); provided, however, that the Transfer Restrictions shall not apply to any Transfer of unvested LTIP Units or of the Award to the Partnership or the Company.

(c)Notwithstanding anything to contrary contained herein or in the Partnership Agreement (including Section 15.1 therein), a Participant that exercises its redemption rights in Section 15.1 of the Partnership Agreement with respect to its OPP Units or Partnership Common Units received upon a conversion of its OPP Units (the “Applicable Units”) must provide the Partnership notice of such redemption at least 60 days prior to the date of redemption and the Cash Amount and REIT Share Amount (each as defined in the Partnership Agreement) shall be established as of the redemption date, unless, in each case, the number of Applicable Units (as defined below) to be redeemed by the Participant pursuant to Section 15.1 of the Partnership Agreement qualifies as a “block transfer” under Treas. Regulations Section 1.7704-1(e)(2) (as determined by the General Partner). To that end (and notwithstanding the definitions contained in the Partnership Agreement), for all purposes of the Partnership Agreement: each of (x) “Specified Redemption Date” and (y) “Valuation Date” shall mean the sixty-first (61st) calendar day after receipt by the General Partner of a Notice of Redemption; provided that if such date is not a Business Day (as defined in the Partnership Agreement), then each of the foregoing terms shall mean the immediately preceding Business Day. In addition, the Partnership shall have no obligation to redeem any Applicable Units if all redemptions exercised by Limited Partners for such taxable year exceed ten percent (10%) of the total interests in Partnership’s capital or profits for purposes of Treasury Regulations Section 1.7704-1 (as determined by the General Partner). The Participant shall have the right to rescind the Notice of Redemption at any time prior to the date the Applicable Units have been redeemed; provided, however, that the sixty (60) day period shall restart upon the submission of any Notice of Redemption that is delivered after any such rescission. Without limitation of the foregoing, all redemptions of OPP Units and/or Partnership Common Units shall be subject to the applicable terms of the Company’s Insider Trading Compliance Program, as in effect from time to time, and may be delayed by the General Partner in order to comply therewith or with applicable securities laws.
4.Vesting.
(a)Time Vesting. Subject to Sections 4(b) and 5 hereof, the Restrictions shall lapse and the LTIP Units shall vest and become nonforfeitable with respect to one-third (1/3) of the LTIP Units on each of the first, second, and third anniversaries of the Grant Date, subject to the Participant’s continued status as an Employee through the applicable vesting date.
(b)Change in Control. Notwithstanding the foregoing, in the event that a Change in Control occurs and the Participant remains in continuous employment with the Company (or its affiliates) until immediately prior to such Change in Control, then the Restrictions shall lapse and the LTIP Units shall vest in full and become nonforfeitable immediately prior to such Change in Control.
5.Effect of Termination of Service.
(a)Termination of Service. Subject to Section 5(b) hereof, in the event of the Participant’s Termination of Service for any reason, any and all LTIP Units that have not vested as of the date of such Termination of Service (after taking into account any accelerated vesting that occurs in connection with such termination) shall automatically and without further action be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right to or interest in such LTIP Units. No LTIP Units which have not vested as of the date of the Participant’s Termination of Service shall thereafter become vested.
(b)Qualifying Termination. In the event that the Participant incurs a Qualifying Termination, subject to the Participant’s timely execution and non-revocation of a Release (as provided in the Employment Agreement), then the Restrictions shall lapse and the LTIP Units shall vest in full as of immediately prior to such Qualifying Termination (and the LTIP Units shall remain outstanding and eligible to vest pending the effectiveness of the Release).
6.Execution and Return of Documents and Certificates. At the Company’s or the Partnership’s request, the Participant hereby agrees to promptly execute, deliver and return to the Partnership any and all documents or certificates that the Company or the Partnership deems necessary or desirable to effectuate the cancellation and forfeiture of the unvested LTIP Units and the portion of the Award attributable to the unvested LTIP Units, and/or to effectuate the transfer or surrender of such unvested LTIP Units and portion of the Award to the Partnership.
7.Covenants, Representations and Warranties. The Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant and his or her spouse, if applicable, that:
(a)Investment. The Participant is holding the Award and the LTIP Units for the Participant’s own account, and not for the account of any other Person. The Participant is holding the Award and the LTIP Units for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.
(b)Relation to the Partnership. The Participant is presently an executive officer and employee of, or consultant to, the Partnership or a Subsidiary, or is otherwise providing services to or for the benefit of the Partnership, and in such capacity has become personally familiar with the business of the Partnership.
(c)Access to Information. The Participant has had the opportunity to ask questions of, and to receive answers from, the Partnership with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Partnership.
(d)Registration. The Participant understands that the LTIP Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the LTIP Units cannot be transferred by the Participant unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Partnership has made no agreements, covenants or undertakings whatsoever to register the transfer of the LTIP Units under the Securities Act. The Partnership has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act, shall be available. If an exemption under Rule 144 is available at all, it shall not be available until at least six months from issuance of the Award and then not unless the terms and conditions of Rule 144 have been satisfied.
(e)Public Trading. None of the Partnership’s securities are presently publicly traded, and the Partnership has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.
(f)Tax Advice. The Partnership has made no warranties or representations to the Participant with respect to the income tax consequences of the transactions contemplated by this Agreement (including, without limitation, with respect to the decision of whether to make an election under Section 83(b) of the Code), and the Participant is in no manner relying on the Partnership or its representatives for an assessment of such tax consequences. Participant hereby recognizes that the Internal Revenue Service has proposed regulations under Sections 83 and 704 of the Code that may affect the proper treatment of the LTIP Units for federal income tax purposes. In the event that those proposed regulations are finalized, the Participant hereby agrees to cooperate with the Partnership in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations. Participant hereby further recognizes that the U.S. Congress is considering legislation that would change the federal tax consequences of owning and disposing of LTIP Units. The Participant is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the LTIP Units.
8.Capital Account. The Participant shall make no contribution of capital to the Partnership in connection with the Award and, as a result, the Participant’s Capital Account balance in the Partnership immediately after its receipt of the LTIP Units shall be equal to zero, unless the Participant was a Partner in the Partnership prior to such issuance, in which case the Participant’s Capital Account balance shall not be increased as a result of its receipt of the LTIP Units.
9.Section 83(b) Election. The Participant covenants that the Participant shall make a timely election under Section 83(b) of the Code (and any comparable election in the state of the Participant’s residence) with respect to the LTIP Units covered by the Award, and the Partnership hereby consents to the making of such election(s). In connection with such election, the Participant and the Participant’s spouse, if applicable, shall promptly provide a copy of such election to the Partnership. Instructions for completing an election under Section 83(b) of the Code and a form of election under Section 83(b) of the Code are attached hereto as Exhibit A. The Participant represents that the Participant has consulted any tax advisor(s) that the Participant deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar state tax provisions. The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s or the Partnership’s, to timely file an election under Section 83(b) of the Code (and any comparable state election), even if the Participant requests that the Company or the Partnership, or any representative of the Company or the Partnership, make such filing on the Participant’s behalf. The Participant should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence.
10.Ownership Information. The Participant hereby covenants that so long as the Participant holds any LTIP Units, at the request of the Partnership, the Participant shall disclose to the Partnership in writing such information relating to the Participant’s ownership of the LTIP Units as the Partnership reasonably believes to be necessary or desirable to ascertain in order to comply with the Code or the requirements of any other appropriate taxing authority.
11.Taxes. The Partnership and the Participant intend that (a) the LTIP Units be treated as a “profits interest” as defined in Internal Revenue Service Revenue Procedure 93-27, as clarified by Revenue Procedure 2001-43, (b) the issuance of such units not be a taxable event to the Partnership or the Participant as provided in such revenue procedure, and (c) the Partnership Agreement, the Plan and this Agreement be interpreted consistently with such intent. In furtherance of such intent, effective immediately prior to the issuance of the LTIP Units, the Partnership may revalue all Partnership assets to their respective gross fair market values, and make the resulting adjustments to the “Capital Accounts” (as defined in the Partnership Agreement) of the partners, in each case as set forth in the Partnership Agreement. The Company, the Partnership or any Subsidiary may withhold from the Participant’s wages, or require the Participant to pay to such entity, any applicable withholding or employment taxes resulting from the issuance of the Award hereunder, from the vesting or lapse of any restrictions imposed on the Award, or from the ownership or disposition of the LTIP Units.
12.Remedies. The Participant shall be liable to the Partnership for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award or the LTIP Units which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, the Participant agrees that the Partnership shall be entitled to obtain specific performance of the obligations of the Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant shall not urge as a defense that there is an adequate remedy at law.
13.Restrictive Legends. Certificates evidencing the Award, to the extent such certificates are issued, may bear such restrictive legends as the Partnership and/or the Partnership’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends or any legends similar thereto:
“The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Any transfer of such securities shall be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for Rexford Industrial Realty, L.P. (the “Partnership”) such registration is unnecessary in order for such transfer to comply with the Securities Act.”
“The securities represented hereby are subject to forfeiture, transferability and other restrictions as set forth in (i) a written agreement with the Partnership, (ii) the Amended and Restated Rexford Industrial Realty, Inc., and Rexford Industrial Realty, L.P. 2013 Incentive Award Plan and (iii) the Seventh Amended and Restated Agreement of Limited Partnership of Rexford Industrial Realty, L.P., in each case, as has been and as may in the future be amended (or amended and restated) from time to time, and such securities may not be sold or otherwise transferred except pursuant to the provisions of such documents.”
14.Restrictions on Public Sale by the Participant. To the extent not inconsistent with applicable law, the Participant agrees not to effect any sale or distribution of the LTIP Units or any similar security of the Company or the Partnership, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and for a period of up to 90 days beginning on the date of the pricing of any public or private debt or equity securities offering by the Company or the Partnership (except as part of such offering), if and to the extent requested in writing by the Partnership or the Company in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the Partnership or the Company, which consent may be given or withheld in the Partnership’s or the Company’s sole and absolute discretion, in the case of an underwritten public or private offering (such agreement to be in the form of a lock-up agreement provided by the Company, the Partnership, managing underwriter or underwriters, or initial purchaser or initial purchasers, as the case may be).
15.Code Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. Notwithstanding any provision of this Agreement to the contrary, in the event that following the effective date of this Agreement, the Company or the Partnership determines that the Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this Agreement), the Company or the Partnership may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company or the Partnership determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 15 shall not create any obligation on the part of the Company, the Partnership or any Subsidiary to adopt any such amendment, policy or procedure or take any such other action, and none of the Company, the Partnership or any Subsidiary shall have any obligation to indemnify any person for any taxes imposed under or by operation of Section 409A of the Code.
16.Miscellaneous.
(a)Incorporation of the Plan. This Agreement is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
(b)Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan or the Partnership Agreement shall confer upon the Participant any right to continue to serve as an Employee or other service provider of the Company, the Partnership or any of their Affiliates or shall interfere with or restrict in any way the rights of the Company, the Partnership or any of their Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company, the Partnership or an Affiliate and the Participant.
(c)Governing Law. The laws of the State of Maryland shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
(d)Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
(e)Amendment, Suspension and Termination. To the extent permitted by the Plan and the Partnership Agreement, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan and the Partnership Agreement, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of the Participant.
(f)Notices. Any notice to be given under the terms of this Agreement shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Partnership shall be addressed to the Partnership in care of the General Partner of the Partnership at the Partnership’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.
(g)Successors and Assigns. The Company, the Partnership or any Affiliate may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company, the Partnership and its Affiliates. Subject to the restrictions on transfer set forth in Section 3 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
(h)Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Partnership or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the Partnership Agreement the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
(i)Entire Agreement. The Plan, the Partnership Agreement, and this Agreement (including all exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its Affiliates, the Partnership and the Participant with respect to the subject matter hereof.
(j)Clawback. This Award shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Company or the Partnership, in each case, as may be amended from time to time.
(k)Survival of Representations and Warranties. The representations, warranties and covenants contained in Section 7 hereof shall survive the later of the date of execution and delivery of this Agreement or the issuance of the Award.
(l)Spousal Consent. As a condition to the Partnership’s, the Company’s and their Subsidiaries’ obligations under this Agreement, the spouse of the Participant, if any, shall execute and deliver to the Partnership the Consent of Spouse attached hereto as Exhibit B.
(m)Fractional Units. For purposes of this Agreement, any fractional LTIP Units that vest or become entitled to distributions pursuant to the Partnership Agreement shall be rounded as determined by the Company or the Partnership; provided, however, that in no event shall such rounding cause the aggregate number of LTIP Units that vest or become entitled to such distributions to exceed the total number of LTIP Units set forth in Section 1 of this Agreement.

(Signature page follows)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

REXFORD INDUSTRIAL REALTY, INC.,
a Maryland corporation

By:
Name:
Title:

REXFORD INDUSTRIAL REALTY, L.P.,
a Maryland limited partnership
By:	Rexford Industrial Realty, Inc., a Maryland corporation
Its:	General Partner

By:
Name:
Title:

The Participant hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

Participant Name

Exhibit A

FORM OF SECTION 83(b) ELECTION AND INSTRUCTIONS

These instructions are provided to assist you if you choose to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the LTIP Units of Rexford Industrial Realty, L.P. transferred to you. Please consult with your personal tax advisor as to whether an election of this nature will be in your best interests in light of your personal tax situation.

The executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than 30 days after the grant date. PLEASE NOTE: There is no remedy for failure to file on time. Follow the steps outlined below to ensure that the election is mailed and filed correctly and in a timely manner. PLEASE ALSO NOTE: If you make the Section 83(b) election, the election is irrevocable.

Complete all of the Section 83(b) election steps below:

1.Complete the Section 83(b) election form (sample form follows) and make three copies of the signed election form. (Your spouse, if any, should also sign the Section 83(b) election form.)

2.Prepare a cover letter to the Internal Revenue Service (sample letter included, following election form).

3.Send the cover letter with the originally executed Section 83(b) election form and one copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns.

•It is advisable that you have the package date-stamped at the post office. Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you. However, your postmarked receipt is your proof of having timely filed the Section 83(b) election if you do not receive confirmation from the Internal Revenue Service.

4.One copy must be sent to Rexford Industrial Realty, L.P. for its records.

5.Keep one copy for your files and, if required by applicable law, attach to your federal income tax return for the applicable calendar year.

6.Retain the Internal Revenue Service file stamped copy (when returned) for your records.

Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.

ELECTION PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE TO INCLUDE IN GROSS INCOME THE EXCESS OVER THE PURCHASE PRICE, IF ANY, OF THE VALUE OF PROPERTY TRANSFERRED IN CONNECTION WITH SERVICES

The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the undersigned’s gross income for the taxable year in which the property was transferred the excess (if any) of the fair market value of the property described below, over the amount the undersigned paid for such property, if any, and supplies herewith the following information in accordance with the Treasury regulations promulgated under Section 83(b):
1. The name, address and taxpayer identification (social security) number of the undersigned, and the taxable year in which this election is being made, are:
TAXPAYER’S NAME:
TAXPAYER’S SOCIAL SECURITY NUMBER:
ADDRESS:
TAXABLE YEAR:
The name, address and taxpayer identification (social security) number of the undersigned’s spouse are (complete if applicable):
SPOUSE’S NAME: SPOUSE’S SOCIAL SECURITY NUMBER:
ADDRESS:
2. The property with respect to which the election is made consists of [____] LTIP Units (the “Units”) of Rexford Industrial Realty, L.P. (the “Company”), representing an interest in the future profits, losses and distributions of the Company.
3. The date on which the above property was transferred to the undersigned was ________________.
4. The above property is subject to the following restrictions: The Units are subject to forfeiture to the extent unvested upon a termination of service with the Company under certain circumstances. These restrictions lapse upon the satisfaction of certain conditions as set forth in an agreement between the taxpayer and the Company. In addition, the Units are subject to certain transfer restrictions pursuant to such agreement and the Sixth Amended and Restated Agreement of Limited Partnership of Rexford Industrial Realty, L.P., as amended (or amended and restated) from time to time, should the taxpayer wish to transfer the Units.
5. The fair market value of the above property at the time of transfer (determined without regard to any restrictions other than those which by their terms will never lapse) was $0.
6. The amount paid for the above property by the undersigned was $0.
7. The undersigned taxpayer shall file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of this election shall be furnished to the person for whom the services were performed, and, if required by applicable law, a copy shall be filed with the income tax return of the undersigned to which this election relates. The undersigned is the person performing the services in connection with which the property was transferred.

Date: _________________	____________________________________ Participant Name
Date: _________________	____________________________________ Spouse Name

VIA CERTIFIED MAIL

RETURN RECEIPT REQUESTED

Internal Revenue Service

Department of Treasury
Internal Revenue Service
Fresno, CA 93888-0002

Re: Election under Section 83(b) of the Internal Revenue Code of 1986

Taxpayer:
Taxpayer’s Social Security Number:
Taxpayer’s Spouse:
Taxpayer’s Spouse’s Social Security Number:

Ladies and Gentlemen:

Enclosed please find an original and one copy of an Election under Section 83(b) of the Internal Revenue Code of 1986, as amended, being made by the taxpayer referenced above. Please acknowledge receipt of the enclosed materials by stamping the enclosed copy of the Election and returning it to me in the self-addressed stamped envelope provided herewith.

Very truly yours,

___________________________________
Participant Name

Enclosures
cc: Rexford Industrial Realty, L.P.

Exhibit B

CONSENT OF SPOUSE

I, ________________, spouse of ________________, have read and approve the foregoing Time-Based LTIP Unit Agreement (the “Agreement”) and all exhibits thereto, the Partnership Agreement and the Plan (each as defined in the Agreement). In consideration of the granting to my spouse of the LTIP Units of Rexford Industrial Realty, L.P. (the “Partnership”) as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights and taking of all actions under the Agreement and all exhibits thereto and agree to be bound by the provisions of the Agreement and all exhibits thereto insofar as I may have any rights in said Agreement or any exhibits thereto or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement and exhibits thereto or otherwise. I understand that this Consent of Spouse may not be altered, amended, modified or revoked other than by a writing signed by me, the Partnership and Rexford Industrial Realty, Inc.

Grant Date:

By:
Print Name:
Dated:

If applicable, you must print, complete and return this Consent of Spouse to Rexford Industrial Realty, L.P. Please only print and return this page.